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                                                                   EXHIBIT 10.23

                             EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT (the "Agreement") is made, entered into, and is effective as of this 25/th/ day of October 1999 (the "Effective Date"), by and between Ned Hoyt ("Executive"), and iOwn Holdings, Inc. ("Company"), a Delaware corporation, on the other hand.

          WHEREAS, Company wishes to employ Executive as its Chief Executive Officer and Executive wishes to be so employed; and

          WHEREAS, Company and Executive are desirous of setting forth the terms and conditions of Executive's employment by Company.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth in this Agreement, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Executive, intending to be legally bound, agree as follows:

          1.  Term of Employment.
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              (a)   Basic Agreement.  Company agrees to employ Executive, and
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Executive agrees to be employed by Company, from the date of this Agreement until the date when Executive's employment terminates pursuant to Subsections(b), (c) or (d) below. Executive shall serve as Chief Executive Officer of Company and report to the Board of Directors of the Company.

              (b)   Termination Without Cause.  Company may terminate
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Executive's employment at any time and for any reason or for no reason by giving
Executive thirty (30) days' advance notice in writing. The Employee may terminate his employment by giving Company thirty (30) days' advance notice in writing. The Employee's employment shall terminate automatically in the event of his death. Any waiver of notice shall be valid only if it is made in writing and expressly refers to the applicable notice requirement of this Section 1.

              (c)   Cause.  Company may terminate Executive's employment at any
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time for Cause. For all purposes under this Agreement, "Cause" shall mean (i)
gross misconduct or fraud, (ii) material breach of any obligation under this Agreement, or (iii) conviction of, or a plea of "guilty" or "no contest" to, a felony.

              (d)   Disability.  Company may terminate Executive's active
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employment due to Disability by giving Executive thirty (30) days' advance notice in writing. For all purposes under this Agreement, "Disability" shall mean that Executive, at the time notice is given, has failed to perform his duties under this Agreement for a period of not less than three (3) consecutive months as the result of his incapacity due to physical or mental illness. In the event that Executive resumes the performance of substantially all of his duties hereunder before
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the termination of his active employment under this Subsection (d) becomes effective, the notice of termination shall automatically be deemed to have been revoked.

               (e)  Voluntary Termination for Good Reason.  Executive may
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terminate Executive's employment at any time for Good Reason. For purposes of this Agreement, Good Reasons shall mean:

                    (i) any failure by Company to comply with any material provision of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by Company promptly after receipt of notice thereof given by the Executive.

                    (ii) Company's requiring Executive to be based at any office or location more than seventy-five (75) miles from Company's current corporate headquarters.

                    (iii) any reduction in Executive's compensation or benefits.

               (f)  Rights Upon Termination.  Upon the termination of
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Executive's employment pursuant to this Section 1, Executive shall be entitled only to the compensation, benefits and reimbursements described in Sections 3, 4 and 5 and the payments, if any, described in Section 6. The payments under this Agreement shall fully discharge all responsibilities of Company to Executive and Company shall have no further obligation or liability to Executive.

          2.  Title and Duties.  The title of Executive shall be Chief Executive
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Officer with such duties and responsibilities to be mutually agreed upon by
Executive and the Board of Directors of the Company at that time. Executive shall be a member of the Board of Directors of the Company.

          Executive shall devote full time and use Executive's skills and competence to promote the interest of Company and to improve and extend the business thereof. During the Term, Executive shall not be employed by any other person or entity without the express prior written consent of Company, directly or indirectly, whether alone or as a partner, employee, creditor, shareholder, officer, or otherwise, and shall not render services of a professional nature to or for any other person or firm for compensation or promote, participate, or engage in any activity or other business competitive with or adverse to Company's business or practice. The making of passive and personal investments shall not be prohibited under this paragraph.

          3.  Compensation.
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              (a)  Salary.  Company shall pay to Executive an annual salary of
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One hundred forty thousand dollars ($140,000) or such higher rate as Company may determine from time to time. Such salary shall be payable in accordance with Company's standard payroll procedures.

              (b)  Bonus.  Executive shall be eligible for an annual bonus to
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be determined by Company based on the performance of the Executive and the
Company in the preceding year. Executive's annual bonus target shall be set by the compensation committee.

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              (c)  Option.  From time to time the Executive shall be granted a
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stock options (the "Option") pursuant to Company's 1999 Stock Plan which entitles Executive to purchase shares of Common Stock of the Company (the "Shares"). The Option shall be immediately exercisable and subject to the Company's standard vesting schedule pursuant to which twenty-five percent (25%) of such shares will vest upon the first anniversary of Executive's employment with Company, and the remaining shares will vest in equal monthly installments over the succeeding thirty-six (36) month period. The Options shall be exercisable at the fair market value of the stock as of the date which Executive commences his employment with Company as determined by the Board of Directors of Company. The Option is subject to all the terms, conditions, and restrictions of Company's 1999 Stock Plan and the Stock Option Agreement to be executed between Executive and the Company. It is expected that the Executives compensation shall be reviwed after the Series E Preferred Stock financing. Any option grants as a result of the compensation review shall be at a strike price greater than $3.30 per share (adjusted for stock splits, dividends, recapitalizations and the like).

              (d)  Medical and Dental Benefits.  Commencing the first day of
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the month following Executive's 30th day of employment, Executive and his dependents shall receive medical and dental benefits on the same basis as such benefits are made available to other executives of Company of similar level of responsibility, as that may change from time to time.

              (e)  401(k) Plan.  Executive shall be entitled to participate in
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Company's 401(k) Plan, subject to the limitations imposed by applicable tax and regulatory authorities.

              (f)  Review of Compensation.  It is expected that the Executive's
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compensation shall be reviewed after the date on which Series E Preferred Stock is first sold and adjusted as deemed necessary by the Board of Directors of the Company. Any additional option grants proposed by the Board as a result of the compensation review shall have an exercise price no lower than the price at which shares of Series E Preferred Stock are first sold.

          4.  Reimbursement of Expenses.  Company shall, upon presentation of
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itemized receipts, reimburse Executive for all required traveling and other business expenses, in accordance with Company policy, directly and reasonably incurred by Executive in the performance of Executive's duties. Executive shall be reimbursed for the reasonable expenses of relocation of Executive and his dependents to the San Francisco Bay area, such expenses to be agreed upon in advance by Executive and Company.

          5.  Vacation/Paid Time Off.  Executive shall accrue Paid Time Off on a
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monthly basis at the rate of eighteen days (18) days per year until such time as
Executive has accrued Paid Time Off of eighteen (18) days, at which time Paid Time Off accrual will cease and shall only recommence at such time as the total accrued Paid Time Off is less than eighteen (18) days. Paid Time Off may be utilized for vacation, illness, personal days, or religious holidays. In addition to Paid Time Off, Executive shall be entitled to nine paid holidays per year as designated by Company.

          6.  Compensation Upon Termination or During Disability.
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              (a)  During any period that Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness ("disability period"), Executive shall continue to receive his full salary at the rate then in effect for such period (and shall not be eligible for payments under the disability plans, programs and polices maintained by Company or in connection with employment by Company ("Disability Plans")) until his employment is terminated pursuant to Section 1(d) hereof, and upon such termination, Executive shall, within ten (10) days of such termination, be entitled to all amounts to which Executive is entitled pursuant to short-term Disability Plans. Executive's rights under any long-term Disability Plan shall be determined in accordance with the provisions of such plans.

              (b) If Executive's employment shall be terminated by Company for Cause or by Executive, Company shall pay Executive his full salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and Company shall have no further obligations to Executive under this Agreement or otherwise.

              (c) If Executive's employment shall be terminated by the Company for any reason other than Cause, death, or Disability, Company shall: (i) continue to pay Executive's salary at the rate then in effect for two (2) months following such termination. The payments under this Section 6(c) shall cease in the event of Executive's death.

              (d)  Employment Termination in Connection with a Change in
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Control.  In the event of a Qualifying Termination (as defined below) within
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twelve (12) months following the effective date of a Change in Control (as defined below), then in lieu of all other benefits provided to the Executive under the provisions of this Agreement, Executive shall receive the following severance benefits:

                   (i) Company shall pay Executive an amount equal to two (2) months of salary at the rate in effect at the time of the effective date of termination.

                   (ii) Company shall agree to the acceleration of vesting equal to fifty percent (50%) of the then unvested Shares from any stock grant or stock option grant made to Executive at any time after the date hereof.

                   (iii) Company shall pay Executive an amount equal to the Executive's unpaid salary and accrued vacation pay through the effective date of termination.

          For purposes of this Section 6(d), a Qualifying Termination shall mean any termination of the Executive's employment other than: (1) by the Company for Cause (as provided in Section 1(c) herein); (2) by reason of death or Disability (as provided in Section 1(d) herein); or (3) by the Executive without Good Reason (as provided in Section 1(e)).

              (e)  Definition of "Change in Control."  "Change in Control" shall
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mean:

                   (i) The consummation of a merger or consolidation of Company with or into another entity or any other corporate reorganization, if persons who were

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not shareholders of Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization fifty percent (50%) or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity, and
(B) any direct or indirect parent corporation of such continuing or surviving entity; or

                   (ii) The sale, transfer or other disposition of all or substantially all of Company's assets.

          A transaction shall not constitute a Change Control if its sole purpose is to change the state of Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

          7.  Commitment to Vote Stock.  If the holders of a majority of the
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Company's capital stock (not including those shares held by Executive) determine to approve any transaction between the Company and a third party that contemplates the acquisition of all or substantially all of the Company's outstanding capital stock or assets by the third party, or determine to tender or exchange their shares of stock in a transaction proposed by any third party in which such third party would acquire all or substantially all of the Company's outstanding capital stock directly from the stockholders of the Company, then in such event Executive shall agree to approve such transaction by voting all such shares of Company capital stock held by Executive in the same proportion as the vote of the shares of Company capital stock not held by Executive and tender or exchange all shares then held by Executive, to such third party offeror on the same terms and conditions, including the per share price and date of sale, as are received by the other stockholders.

          8.  Employee Confidentiality Agreement.  Prior to Executive's Start
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Date, Executive shall execute Company's Employee Confidential Information and
Inventions Assignment Agreement in the form attached hereto as Exhibit "A."

          9.  Non-Solicitation of Employees.  Executive shall not, during the
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Term and for a period of one year after the termination of this Agreement, on
Executive's own behalf or on behalf of any other person, entity, or venture, whether directly or indirectly, in any capacity whatsoever, alone, through or in connection with any person, entity or venture:

              (a) Solicit the employment or engagement of or otherwise entice away from the employment of Company any individual who is employed by Company at the time of termination of this Agreement or who was employed by Company within the preceding six (6) months; or

              (b) Procure or assist any Person to employ, offer employment to or solicit the employment or engagement of or otherwise entice away from the employment of Company any individual who is employed by Company at the time of termination of this Agreement or who was employed by Company within the preceding six (6) months.

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          10.  Property of Company.  Executive hereby agrees to return to
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Company, immediately upon termination of this Agreement and without making copies or disclosing information relating thereto, any and all documents, equipment and other property belonging to Company. Without restricting the generality of the foregoing, Executive shall return all credit cards, identification cards and keys belonging to Company.

          11.  Notices.  Any notice required or permitted to be given by a party
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hereto to the other shall be deemed validly given if personally delivered or mailed by registered prepaid post, and addressed as follows:

In the case of Company, to:        iOwn Holdings, Inc.
                                   333 Bryant Street, Lower Level
                                   San Francisco, CA 94107
                                   Attention:  Chief Financial Officer

In the case of Executive, to:      170 Funston Avenue
                                   San Francisco, CA  94118

provided that a party hereto may from time to time notify the other of a new address to which notices to it shall henceforth be given until further notice. Any notice so delivered or so mailed shall be deemed to be effected, if delivered, on the date of its delivery or, if mailed, on the fifth business day following the date of mailing.

          12.  Entire Agreement; Modification.  This Agreement supersedes any
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and all other agreements, either oral or in writing, between the parties hereto with the covenants and agreements between the parties with respect to such employment in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing and signed by both parties to this Agreement.

          13.  Consultation With Counsel.  Executive and Company each
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acknowledge that he or it has consulted with legal counsel or had the opportunity to consult with counsel before executing this Agreement and that he or it understands its meaning, and expressly consents that this Agreement shall be given its full force and effect according to each and all of its express terms and provisions.

          14.  Severability.  If any provision of this Agreement is held by a
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court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

          15.  Applicable Law Governing Agreement; Jurisdiction and Venue.  This
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Agreement shall be governed by and construed in accordance with the laws of the of State of California. Jurisdiction over and venue of any action arising out of this Agreement or

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Executive's employment by Company shall be exclusively in the Superior Court of the City and County of San Francisco or the United States District Court for the Northern District of California.

          16.  Attorneys' Fees and Costs.  In any dispute, lawsuit, or
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litigation arising out of Executive's employment by Company or to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which that party may be entitled.

          IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first written above.

"Company"                     iOwn Holdings, Inc.

                              By ____________________________________
                                  Name ______________________________
                                  Title _____________________________

"Executive"                   Ned Hoyt

                              ______________________________________

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                                  EXHIBIT "A"



                     EMPLOYEE CONFIDENTIAL INFORMATION AND

                        INVENTIONS ASSIGNMENT AGREEMENT

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